Exhibit 32.1
Certification of CEO and CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of BlackBerry Limited (the “Registrant”) on Form 40-F for the year ended February 28, 2018, as filed with the Commission on the date hereof (the “Report”), John Chen, as Chief Executive Officer of the Registrant, and Steven Capelli, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ John Chen
Name: John Chen
Title: Chief Executive Officer
Date: March 28, 2018

/s/ Steven Capelli
Name: Steven Capelli
Title: Chief Financial Officer and Chief Operating Officer
Date: March 28, 2018

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.